UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2017
FOSSIL GROUP, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	0-19848 (Commission File Number)	75-2018505 (IRS Employer Identification No.)
901 S. Central Expressway Richardson, Texas (Address of principal executive offices)	75080 (Zip Code)
Registrant’s telephone number, including area code (972) 234-2525
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 31, 2017, Fossil Group, Inc. (the “Company”) entered into an Addendum to Executive Severance Agreement (the “Addendum”) with Dennis R. Secor, amending the Executive Severance Agreement entered into between the Company and Mr. Secor on January 4, 2016.

Pursuant to the Addendum, Mr. Secor will serve as the Company’s Executive Vice President and Chief Financial Officer until October 16, 2017, at which time his title will change to Executive Vice-President, Finance. In this role, Mr. Secor will assist with the transition of the Company’s new Chief Financial Officer. Mr. Secor will remain employed with the Company through April 30, 2018 (the “Term”).

During the Term, the Company will pay Mr. Secor at a bi-weekly rate of $23,076.92, subject to reduction in the event Mr. Secor begins new employment with a third party after December 31, 2017. During the Term, Mr. Secor will receive employment benefits generally available to the Company’s employees and other senior executive officers. Mr. Secor will not be eligible to receive additional equity grants from the Company during the Term, and for purposes of vesting Mr. Secor’s prior equity grants, the Company has agreed to deem Mr. Secor’s date of termination to be April 30, 2018.

The terms and conditions of the Fossil Group 2017 Excellence Bonus Plan Executive Level (the “2017 Bonus Plan”) shall exclusively govern any right of Mr. Secor to receive a bonus for 2017. The Company has agreed that Mr. Secor’s performance for purposes of any such bonus calculation shall be no less than “exceeds expectations.” Mr. Secor shall not be eligible for a bonus for the 2018 fiscal year.

Subject to Mr. Secor’s execution and delivery of a release of claims in a form specified by the Company, Mr. Secor will receive the following severance benefits:

•	an amount equal to the difference between Mr. Secor’s bonus payment under the 2017 Bonus Plan and $210,000; and

•	an amount equal to 160 hours of paid time off for 2018.

In addition, the Company agreed to reduce the non-competition and non-solicitation period in the Executive Severance Agreement from 18 months post-termination of service to April 30, 2018.

The foregoing description of the Addendum does not purport to be complete and is qualified in its entirety by reference to the Addendum, which is filed as Exhibit 10.1 hereto and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.

10.1	Addendum to Executive Severance Agreement, by and between Fossil Group, Inc. and Dennis R. Secor, dated as of August 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSSIL GROUP, INC.

Date: September 5, 2017                By: /s/ Randy S. Hyne
Name: Randy S. Hyne

Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Addendum to Executive Severance Agreement, by and between Fossil Group, Inc. and Dennis R. Secor, dated as of August 31, 2017